Exhibit 99.2

THIS DOCUMENT CONTAINS TIME SENSITIVE MATERIAL

AND REQUIRES YOUR IMMEDIATE ATTENTION.

LETTER OF TRANSMITTAL

Relating to the Offers by

Telefónica de Argentina S.A.

to Exchange

11 7/8% Notes due 2007 and Cash

FOR

Existing 11 7/8% Notes due 2004

AND

9 1/8% Notes due 2010 and Cash

FOR

Existing 9 1/8% Notes due 2008

AND

Solicitations of Proxies to Vote in favor of Amendments to the

Terms of the Existing Notes

The “Expiration Date” for the exchange offers is 11:59 p.m., New York City time, on July 15, 2003, unless extended. The “Proxy Delivery Deadline” is at 5:00 p.m., New York City time, on June, 30, 2003, unless extended. Tenders of existing 11 7/8% Notes due 2004 (the “Existing 2004 Notes”) and existing 9 1/8% Notes due 2008 (the “Existing 2008 Notes” and, together with the Existing 2004 Notes, the “Existing Notes”) may be withdrawn prior to the later of (i) the initial Proxy Delivery Deadline or (ii) 11:59 p.m. on the business day next succeeding the date that the Company publicly announces that the Comisión Nacional de Valores of Argentina has approved the public offering of the New Notes. If a holder tenders Existing Notes prior to the Proxy Delivery Deadline, such tendering holder will have delivered its proxy to vote in favor of the 2004 or 2008 Proposed Resolution, as the case may be. A holder’s proxy to vote in favor of such Proposed Resolution may be withdrawn only by validly withdrawing its tender of Existing Notes prior to the initial Proxy Delivery Deadline. After the initial Proxy Delivery Deadline, a proxy may not be revoked or withdrawn even if the Company were to provide withdrawal rights to holders of the Existing Notes after that date.

The Exchange Agent for the Exchange Offers and Proxy Solicitations is:

The Bank of New York

Corporate Trust Operations, Reorganization Unit

101 Barclay Street, Floor 7 East

New York, NY 10286

Tel: 212-815-5098

Fax: 212-815-1915

Attention: Bernard Arsenec

Delivery of this Letter of Transmittal to the Exchange Agent or to any other person will not constitute a valid tender of the Existing Notes.

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE PROXY PAYMENT DESCRIBED BELOW MUST VALIDLY DELIVER (AND NOT REVOKE) THEIR PROXY PRIOR TO THE PROXY DELIVERY DEADLINE.

The undersigned hereby acknowledges receipt and review of the prospectus and proxy solicitation dated June 17, 2003 (as amended or supplemented through the Expiration Date, the “Prospectus and Proxy Solicitation”) of Telefónica de Argentina S.A. (the “Company”) and this letter of transmittal (the “Letter of Transmittal”) which together describe the Company’s (a) offers (the “Exchange Offers”) to exchange (i) for Existing Notes validly tendered before the Proxy Delivery Deadline,

•	for each U.S.$1,000 principal amount of 11 7/8% Notes due 2004 (Cusip: 879378AC1; ISIN: US879378AC15) (the “Existing 2004 Notes”), U.S.$850 principal amount of the Company’s new 11 7/8% due 2007 (the “New 2007 Notes”), plus U.S.$150 in cash (U.S.$75 of which constitutes a Proxy Payment);

•	for each U.S.$1,000 principal amount of 9 1/8% Notes due 2008 (Cusips: 879378AD9 and P90325AE4; ISIN: USP90325AE48) (the “Existing 2008 Notes”, and together with the Existing 2004 Notes, the “Existing Notes”), U.S.$900 principal amount of the Company’s new 9 1/8% Notes due 2010 (the “New 2010 Notes” and, together with the New 2007 Notes, the “New Notes”), plus U.S.$100 in cash (U.S.$50 of which constitutes a Proxy Payment);

and (ii) for Existing Notes validly tendered after the Proxy Delivery Deadline,

•	for each U.S.$1,000 principal amount of Existing 2004 Notes, U.S.$925 principal amount of New 2007 Notes, plus U.S.$75 in cash;

•	for each U.S.$1,000 principal amount of Existing 2008 Notes, U.S.$950 principal amount of New 2010 Notes, plus U.S.$50 in cash;

and (b) solicitations of proxies (the “Proxy Solicitations”) from the holders of the Existing Notes to vote in favor of the 2004 or 2008 Proposed Resolution (together, the “Proposed Resolutions”), as the case may be, that would authorize amendments to the indenture governing the Existing 2004 Notes and the terms and conditions of the Existing 2008 Notes to delete substantially all of the covenants and events of default, as well as certain reporting requirements. In addition, the amendments would also increase the principal amount of Existing Notes that is required to accelerate the Existing Notes from 25% to 51% and, in the case of the Existing 2004 Notes, eliminate the ability of the trustee to accelerate the Existing 2004 Notes absent instructions from the relevant majority of Existing 2004 Notes.

Holders of Existing Notes may only tender their Existing Notes by book-entry transfer to the Exchange Agent’s account for such class of Existing Notes at The Depository Trust Company (“DTC”) through DTC’s Automated Tender Offer Program (“ATOP”) by transmitting to the Exchange Agent a computer generated message (an “Agent’s Message”) in which a holder of Existing Notes acknowledges that it has received this Letter of Transmittal and agrees to be bound by its terms and makes the representations and warranties contained in this Letter of Transmittal.

After transmission of an Agent’s Message, DTC will then verify the acceptance and execute a book-entry delivery of the Existing Notes being tendered to the Exchange Agent’s account at DTC. By crediting such Existing Notes to the Exchange Agent’s account at DTC and by complying with the applicable ATOP procedures with respect to the Exchange Offer, the DTC participant confirms on behalf of itself and the beneficial owners of such Existing Notes all provisions of this Letter of Transmittal (including the representations and warranties) applicable to it and such beneficial owners as fully as if the information required herein had been completed and this Letter of Transmittal had been executed and delivered to the Exchange Agent.

Holders of Existing Notes who tender their Existing Notes may withdraw their tenders at any time prior to the later of (i) the initial Proxy Delivery Deadline or (ii) 11:59 p.m. on the business day next succeeding the date that the Company publicly announces that the Comisión Nacional de Valores of Argentina has approved the public offering of the New Notes. By validly withdrawing a tender of Existing Notes prior to the initial Proxy Delivery Deadline, a holder shall have also revoked its proxy to vote in favor of the relevant Proposed Resolution. Proxies may only be revoked by validly withdrawing your tender of Existing Notes prior to the initial

Proxy Delivery Deadline for the relevant class of Existing Notes. After the initial Proxy Delivery Deadline, a proxy may not be revoked even if the Company were to provide withdrawal rights to holders of the Existing Notes.

The Exchange Agent will act as agent for the tendering holders of Existing Notes for the purpose of receiving the New Notes in book-entry form and cash payments from the Company and delivering the New Notes and cash to or at the written direction of those holders. The Exchange Agent will make this delivery on the exchange offer settlement date for such class of Existing Notes or as soon thereafter as practicable.

Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

The DTC participant through which a beneficial owner holds its Existing Notes might require that such beneficial owner complete and sign this Letter of Transmittal, which signature must have a signature guarantee.

Item 1:    Tender of Existing Notes

New Notes will be delivered only in book-entry form through DTC and only to the account of the undersigned or the undersigned’s custodian, as specified in the table below, on the exchange offer settlement date for such class of Existing Notes. Failure to provide the information necessary to effect delivery of New Notes will render such holder’s tender defective and the Company will have the right, which it may waive, to reject such tender without notice.

Please list below the Existing Notes tendered hereby to be exchanged for New Notes (and cash payments) to which this Letter of Transmittal relates. If the space provided is inadequate, list the information on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of Existing Notes will be accepted only in denominations of U.S.$1,000 principal amount or integral multiples thereof.

DESCRIPTION OF EXISTING NOTES TENDERED

Series of Existing Notes Being Tendered	Name of the DTC Participant and Participant’s Account Number in which Existing Notes are held and New Notes are to be delivered	Aggregate Principal Amount of Existing Notes

11 7/8% Notes due 2004

9 1/8% Notes due 2008

If a holder validly tenders prior to the Proxy Delivery Deadline, such holder will have delivered its proxy and appointed the Exchange Agent or its representatives to appear as proxy on its behalf at the relevant noteholders’ meeting to vote in favor of the relevant Proposed Resolution.

Item 2:    The Proposed Resolutions and Proxy Deliveries; Proxy Payments

Proxy Delivery Deadline

In order for a holder to vote in favor of the Proposed Resolutions, the Exchange Agent must receive a holder’s proxy to vote in favor of the Proposed Resolutions by no later than the Proxy Delivery Deadline, which shall be 5:00 p.m. (New York City time) on June 30, 2003, unless extended by the Company. The Company will announce any extension of the Proxy Delivery Deadline by no later than 9:00 a.m. New York City time, on the day after the previously scheduled Proxy Delivery Deadline. In addition, if a second meeting is necessary, the Company will publish a notice calling such noteholders’ meeting in order to inform you of the second meeting.

Proxy Payment

If a holder validly delivers and does not revoke its proxy prior to the Proxy Delivery Deadline and the Company accepts tenders of the Existing Notes for which a proxy has been delivered, then, on the settlement date for the relevant class of Existing Notes, the Company will pay such holder an amount in cash (the “Proxy Payment”) as set forth in the following sentence for each U.S.$1,000 principal amount of Existing Notes accepted by the Company in the relevant Exchange Offer. The Proxy Payment shall be equal to U.S.$75 in cash per U.S.$1,000 principal amount of Existing 2004 Notes and U.S.$50 in cash per U.S.$1,000 principal amount of Existing 2008 Notes. If you tender Existing Notes after the Proxy Delivery Deadline you will not receive the Proxy Payment.

Delivery of Proxies

By tendering your Existing Notes prior to the Proxy Delivery Deadline for the relevant Exchange Offer in accordance with the procedures described in the Prospectus and Proxy Solicitation under “The Exchange Offer—Procedures for Tendering Existing Notes”, you will have (a) delivered your proxy to vote in favor of the relevant Proposed Resolution and (b) irrevocably appointed representatives of the Exchange Agent to appear on your behalf as proxy with authority at the noteholders’ meeting for such class of the Existing Notes to vote for the relevant Proposed Resolution. A holder may not deliver a proxy to vote in favor of the Proposed Resolutions without tendering its Existing Notes.

2004 Proposed Resolution

If the undersigned has validly tendered and not withdrawn Existing 2004 Notes prior to the Proxy Delivery Deadline, the undersigned hereby acknowledges and agrees that such tender will constitute the delivery of a proxy to vote in favor of a resolution (the “2004 Proposed Resolution”) that would authorize the Company to enter into a supplemental indenture with the trustee of the Existing 2004 Notes in order to eliminate or amend the following covenants, events of default and other provisions of the indenture governing the Existing 2004 Notes (the “2004 Indenture”):

(a)  delete the covenants requiring the Company to maintain its corporate existence and properties and adequate insurance (Sections 4.3 and 4.4 of the 2004 Indenture);

(b)  delete the negative pledge and sale and leaseback transactions covenants (Sections 4.5 and 4.6 of the 2004 Indenture);

(c)  delete the covenants requiring the Company to deliver financial statements and reports (Sections 4.7 and 5.3 of the 2004 Indenture);

(d)  delete the covenant requiring the Company to comply with law and other agreements (Section 4.8 of the 2004 Indenture);

(e)  delete the covenant requiring the Company to maintain books and records (Section 4.9 of the 2004 Indenture);

(f)  delete the covenant that limits the Company’s ability to enter into mergers, consolidations, sales and leases (Section 4.10 of the 2004 Indenture);

(g)  delete the covenant requiring the Company to make further assurances (Section 4.11 of the 2004 Indenture);

(h)  delete all events of default, including the cross-default provisions, other than a default in the payment of any principal or interest when due (Section 6.1(b) through (l) of the 2004 Indenture); and

(i)  amend Section 6.2 of the 2004 Indenture in order to allow only holders of at least 51% in aggregate principal amount of Existing 2004 Notes to declare the outstanding principal amount of the Existing 2004 Notes to be immediately due and payable and eliminate the trustee’s ability to declare the outstanding principal amount of the Existing 2004 Notes to be immediately due and payable.

In addition, the 2004 Proposed Resolution, if adopted, would also authorize the Company (i) to execute, and the trustee to authenticate, a new global note representing the Existing 2004 Notes in order to modify the terms and conditions of the Existing 2004 Notes to reflect the amendments to the 2004 Indenture described above, and (ii) authorize the trustee to make any additional changes to the 2004 Indenture, execute and deliver any additional documents and make any governmental filings that may be necessary in order to properly effectuate the changes to the 2004 Indenture.

The undersigned hereby acknowledges and agrees that delivery of its proxy will constitute the appointment of the Exchange Agent or its representatives to appear as proxy on its behalf at the noteholders’ meeting for the Existing 2004 Notes to vote in favor of the 2004 Proposed Resolution.

2008 Proposed Resolution

If the undersigned has validly tendered and not withdrawn Existing 2008 Notes prior to the Proxy Delivery Deadline, the undersigned hereby acknowledges and agrees that such tender will constitute the delivery of a proxy to vote in favor of a resolution (the “2008 Resolution”) that would authorize the Company and the fiscal agent to amend the terms and conditions of the Existing 2008 Notes (the “Terms and Conditions”) in order to eliminate or amend the following covenants, events of default and other provisions:

(a)  delete the covenants requiring the Company to maintain its corporate existence and properties and adequate insurance (conditions 10(c) and 10(d) of the Terms and Conditions);

(b)  delete the negative pledge and sale and leaseback transactions covenants (Conditions 10(e) and 10(f) of the Terms and Conditions);

(c)  delete the covenants requiring the Company to deliver financial statements and reports (Conditions 10(g) and 10(l) of the Terms and Conditions;

(d)  delete the covenant requiring the Company to comply with law and other agreements (Condition 10(h) of the Terms and Conditions);

(e)  delete the covenant requiring the Company to maintain books and records (Condition 10(i) of the Terms and Conditions);

(f)  delete the covenant that limits the Company’s ability to enter into mergers, consolidations, sales and leases (Conditions 10(j) of the Terms and Conditions);

(g)  delete the covenant requiring the Company to make further assurances (Condition 10(k) of the Terms and Conditions);

(h)  delete all events of default, including the cross-default provisions, other than a default in the payment of any principal or interest when due (Conditions 11(b) through 11(l) of the Terms and Conditions);

(i)  amend Condition 11 of the Terms and Conditions in order to allow only holders of at least 51% in aggregate principal amount of Existing 2008 Notes to declare the outstanding principal amount of the Existing 2008 Notes to be immediately due and payable; and

(j)  delete the requirement that we make available tender offers to all holders of Existing 2008 Notes contained in the second sentence of Condition 7(j).

In addition, the 2008 Proposed Resolution, if adopted, would also authorize (i) the Company to execute, and the trustee to authenticate, new global notes representing the Existing 2008 Notes in order to conform the terms and conditions of the Existing 2008 Notes described in such global notes to the amendments to the terms and conditions of the Existing 2008 Notes and (ii) authorize the Company and the fiscal agent to make any additional changes to the Fiscal Agency Agreement or the terms and conditions of the Existing 2008 Notes, execute and deliver any additional documents and make any governmental filings as may be necessary in order to properly effectuate the amendments to the terms and conditions of the Existing 2008 Notes.

The undersigned hereby acknowledges and agrees that delivery of its proxy will constitute the appointment of the Exchange Agent or its representatives to appear as proxy on its behalf at the noteholders’ meeting for the Existing 2008 Notes to vote in favor of the 2008 Proposed Resolution.

I.    PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Telefónica de Argentina, S.A. (the “Company”), a sociedad anónima organized under the laws of the Republic of Argentina, upon the terms and subject to the conditions set forth in the prospectus and proxy solicitation dated June 17, 2003 (as amended or supplemented through the Expiration Date the “Prospectus and Proxy Solicitation”), receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal, hereby acknowledges that if it has tendered Existing 2004 Notes or Existing 2008 Notes prior to the Proxy Delivery Deadline and not withdrawn such tender prior to the initial Proxy Delivery Deadline that it has effectively delivered its proxy to vote in favor of the Proposed Resolutions described above with respect to the principal amount of Existing Notes tendered. The undersigned also acknowledges that after the initial Proxy Delivery Deadline, it may not withdraw its proxy to vote in favor of the Proposed Resolutions, even if the Company grants withdrawal rights to holders of the Existing Notes after the initial Proxy Delivery Deadline.

Subject to, and effective upon, acceptance for exchange of, the principal amount of Existing Notes tendered herewith in accordance with the terms and subject to the conditions of the Exchange Offers set forth in the Prospectus and Proxy Solicitation and applicable law, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Existing Notes tendered hereby.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to such Existing Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) transfer ownership of, such Existing Notes on the account books maintained by DTC to, or upon the order of, the Company, (ii) present such Existing Notes for transfer of ownership on the books of the relevant security register, (iii) receive all benefits and otherwise of such Existing Notes and (iv) deliver to the Company and the Trustee or DTC, if so requested, this Letter of Transmittal or Agent’s Message as evidence that the undersigned has validly made the representations and warranties described below and, through its tender of Existing Notes prior to the Proxy Delivery Deadline, has delivered its proxy to vote in favor of the Proposed Resolutions and has appointed the Exchange Agent or representatives of the Exchange Agent to appear on its behalf as its proxy with authority to vote for the Proposed Resolutions, all in accordance with the terms and conditions of the Exchange Offers and Proxy Solicitations as described in the Prospectus and Proxy Solicitation.

The undersigned understands that the delivery of such proxy may be revoked only by validly withdrawing the relevant Existing Notes prior to the initial Proxy Delivery Deadline as described in the Prospectus and Proxy Solicitation. The undersigned understands that if the Proposed Resolution relating to such class of Existing Notes tendered hereby is approved at the relevant noteholders’ meeting, a supplemental indenture or an amendment to the Terms and Conditions, as the case may be, will be executed by the Company and the trustee or fiscal agent for such class of Existing Notes as soon as practicable after such noteholders’ meeting. However, such amendments to the 2004 Indenture and/or the Terms and Conditions do not become effective unless the Company accepts all of the Existing Notes of such class validly tendered (and not withdrawn) pursuant to the Exchange Offers, in which event the amendments shall be deemed effective as of immediately prior to such acceptance. See the section captioned “The Exchange Offers—Conditions to the Exchange Offers” for more information on the conditions to the Exchange Offers. The Company shall thereafter be obligated to exchange the accepted class of Existing Notes for the relevant class of New Notes. The Company will return any Existing Notes not accepted for exchange promptly after the Expiration Date by crediting the account at DTC from which such Existing Notes were delivered.

The undersigned understands that tenders of Existing Notes and deliveries of proxies may be withdrawn only by withdrawing your tender of Existing Notes prior to the initial Proxy Delivery Deadline in accordance with the procedures set forth in the Prospectus and Proxy Solicitation under the caption “The Exchange Offer—Withdrawal of Tenders.”

The undersigned understands that tenders of Existing Notes pursuant to any of the procedures described in the Prospectus and Proxy Solicitation and in the instructions hereto and acceptance of such Existing Notes by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions in the Prospectus and Proxy Solicitation and this Letter of Transmittal. For purposes of the Exchange Offers, the undersigned understands that validly tendered Existing Notes (or defectively tendered Existing Notes with respect to which the Company has waived, or caused to be waived, such defect) will be deemed to have been accepted for exchange if, as and when the Company gives written notice thereof to the Exchange Agent. Any tendered Existing Notes that are not accepted for exchange pursuant to the Exchange Offers for any reason will be returned by crediting the account maintained at DTC from which such Existing Notes were delivered.

The undersigned acknowledges and agrees that it hereby:

(1)  irrevocably sells, assigns and transfers to or upon the Company’s order or the order of its nominee, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of such holder’s status as a holder of, all Existing Notes tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against the Company or any fiduciary, trustee, or other person connected with the Existing Notes arising under, from or in connection with such Existing Notes;

(2)  waives any and all rights with respect to the Existing Notes tendered hereby (including, without limitation, any existing, past or continuing defaults and their consequences in respect of such Existing Notes); and

(3)  releases and discharges the Company or the trustee or fiscal agent or other person connected with the Existing Notes from any and all claims such holder may have, now or in the future, arising out of or related to the Existing Notes tendered hereby, including, without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to the Existing Notes tendered hereby (other than as expressly provided in the Prospectus and Proxy Solicitation and this Letter of Transmittal) or to participate in any redemption or defeasance of the Existing Notes tendered hereby.

The undersigned represents, warrants and agrees that:

(1)  it has received and reviewed the Prospectus and Proxy Solicitation, including all reports incorporated by reference therein;

(2)  it is the beneficial owner of, or a duly authorized representative of one or more such beneficial owners of, the Existing Notes tendered hereby and it has full power and authority to execute this Letter of Transmittal, and has full power and authority to tender, sell, assign and transfer the Existing Notes tendered hereby;

(3)  the Existing Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and acknowledges that the Company will acquire good, indefeasible and unencumbered title to such Existing Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when it accepts the same;

(4)  it will not sell, pledge, hypothecate or otherwise encumber or transfer any Existing Notes tendered hereby from the date of this Letter of Transmittal or Agent’s Message and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(5)  it acknowledges that none of the Company, the Information Agent, the Exchange Agent, the Dealer Manager and Solicitation Agent, the Solicitation Agent in Argentina or any person acting on behalf of any of the foregoing have made any statement, representation or warranty, express or implied, to it with respect to the Company or the Exchange Offers and Proxy Solicitations, other than the information included in the Prospectus and Proxy Solicitation (as supplemented to the Expiration Date);

(6)  the tender of Existing Notes and the execution and the delivery of an Agent’s Message shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing or this Letter of Transmittal, in each case on and subject to the terms and conditions set out or referred to in the Prospectus and Proxy Solicitation;

(7)  the tender of Existing Notes and the agreement to the terms and conditions of this Letter of Transmittal pursuant to the delivery of an Agent’s Message to the Exchange Agent shall, subject to the terms and conditions of the Exchange Offers generally, constitute the irrevocable appointment of the Exchange Agent as the true and lawful attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent who acts as the agent of the Company), and an irrevocable instruction to such attorney-in-fact to complete and execute all or any form(s) of transfer and other document(s) deemed necessary in the opinion of such attorney and agent in relation to the Existing Notes tendered hereby in favor of the Company or such other person or persons as the Company may direct and to deliver such form(s) of transfer and other document(s) in the attorney’s and agent’s opinion and/or the certificate(s) and other document(s) of title relating to such Existing Notes’ registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offers, and to vest in the Company, or the Company’s nominees such Existing Notes;

(8)  with respect to the Existing Notes, by tendering such Existing Notes prior to the Proxy Delivery Deadline, it will have: (a) delivered its proxy to vote in favor of the Proposed Resolutions and (b) appointed the Exchange Agent or representatives of the Exchange Agent to appear on its behalf as proxy with authority at the relevant noteholders’ meeting to vote in favor of the Proposed Resolutions;

(9)  the terms and conditions of the Exchange Offers and Proxy Solicitations set forth in the Prospectus and Proxy Solicitation shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal which shall be read and construed accordingly; and

(10)  the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and that if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its acquisition of the New Notes are no longer accurate, it will promptly notify the Company.

The acknowledgements, representations, warranties and agreements of a holder tendering Existing Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the settlement date of the Exchange Offer for the relevant class of Existing Notes.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned understands that the delivery and surrender of any Existing Notes is not effective, and the risk of loss of the Existing Notes does not pass to the Exchange Agent, until receipt by the Exchange Agent of an Agent’s Message, together with any other required documents in form satisfactory to the Company. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Existing Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

Unless otherwise indicated herein under “Special Payment or Issuance Instructions,” the undersigned hereby requests that any Existing Notes representing principal amounts not tendered or not accepted for payment be issued in the name(s) of the undersigned by book-entry transfer, by credit to the account of DTC, and checks for the cash payment, if any, be made in connection with the Exchange Offers be issued to the order of the undersigned. Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” the undersigned hereby requests that any Existing Notes representing principal amount not tendered or not accepted for payment and checks for the cash payment, if any, to be made in connection with the Exchange Offers be delivered to the undersigned by credit to the undersigned’s account at DTC.

In the event that the “Special Payment or Issuance Instructions” box or the “Special Delivery Instructions” box is, or both are, completed, the undersigned hereby requests that any Existing Notes representing principal amounts not tendered or not accepted for payment be issued in the name(s) of, and checks for the cash payment, if any, to be made in connection with the Exchange Offers be issued in the name(s) of, and be delivered to, the person(s) so indicated, and credit for Existing Notes representing principal amounts not tendered or not accepted for payment be made to the account of DTC so indicated. The undersigned recognizes that the Company has no obligation pursuant to the “Special Payment or Issuance Instructions” box or the “Special Delivery Instructions” box to transfer any Existing Notes from the name of the registered holder(s) thereof if the Company does not accept for purchase any of the principal amount of such Existing Notes so tendered.

SPECIAL PAYMENT OR

ISSUANCE INSTRUCTIONS

(See Instructions 1, 4, and 5)

To be completed ONLY if Existing Notes in a principal amount not tendered or not accepted for exchange are to be issued to the order of, someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to a DTC account different from that shown in the box entitled “Description of Existing Notes Tendered” within this Letter of Transmittal.

Name of Institution:

(Please Print)

DTC Account:

(Taxpayer Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 4 and 5)

To be completed ONLY if Existing Notes in a principal amount not tendered or not accepted for exchange or checks are to be credited to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or to a DTC account different from that shown in the box entitled “Description of Existing Notes Tendered” within this Letter of Transmittal.

Name of Institution:

(Please Print)

DTC Account:

(Taxpayer Identification or Social Security Number)

PLEASE SIGN HERE

This Letter of Transmittal must be signed by the Holder(s) exactly as such participant’s name appears on a security position listing as owner of Existing Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 3.

Signature(s) of Registered Holder(s) or Authorized Signatory (See guarantee requirement below)

Dated:                                     , 2003

Name(s)

(Please Print)

Capacity

Address

(Include Zip Code)

Area Code and Tel. No.

Tax Identification or

Social Security No.

(Complete Substitute Form W-9, Which May Be Obtained from the Information Agent)

Medallion Signature Guarantee

(If Required-see Instruction 1)

Authorized Signature

Name of Firm

Dated:                                     , 2003

INSTRUCTIONS

Forming part of the terms and conditions of the Exchange Offers:

1.  Signature Guarantees.    A DTC participant may require a beneficial owner of the Existing Notes to sign this Letter of Transmittal. All signatures on this Letter of Transmittal must be guaranteed by a medallion signature guarantor. If the Existing Notes are registered in the name of a person other than the signer of this Letter of Transmittal or if Existing Notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signatures on this Letter of Transmittal must be guaranteed by a medallion signature guarantor as described above. See Instruction 4.

2.  Delivery of Letter of Transmittal and Existing Notes.    A holder must do the following prior to the Expiration Date (or if the holder wishes to receive the Proxy Payment and deliver its proxy, before the Proxy Delivery Deadline) to participate in the Exchange Offers:

•	Tender the holder’s Existing Notes to the Exchange Agent and deliver to the Exchange Agent an Agent’s Message transmitted by means of the book-entry transfer facility’s ATOP system. The Agent’s Message, in part, confirms that a book-entry transfer of the Existing Notes into the Exchange Agent’s account at the book-entry transfer facility has been made. It also states that the book-entry transfer facility has received an express acknowledgement from the participant who is tendering the Existing Notes that:

•	it has received this Letter of Transmittal;

•	it has agreed to be bound by its terms;

•	we may enforce the terms of this Letter of Transmittal; and

•	with respect to any Existing Notes tendered prior to the Proxy Delivery Deadline, it has (a) delivered its proxy to vote in favor of the Proposed Resolutions and (b) appointed the Exchange Agent or representatives of the Exchange Agent to appear on its behalf as proxy with authority at the relevant noteholders’ meeting to vote in favor of the Proposed Resolutions.

A confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all Existing Notes delivered electronically and any other documents required by this Letter of Transmittal must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date or the Proxy Delivery Deadline, as the case may be. Delivery of documents to DTC or to the Company does not constitute delivery to the Exchange Agent.

No alternative, conditional or contingent tenders will be accepted. All tendering holders, by agreement to the terms of this Letter of Transmittal pursuant to the delivery of an Agent’s Message, waive any right to receive any notice of acceptance of their Existing Notes for exchange.

3.  Signature on Letter of Transmittal, Instruments of Transfer and Endorsements.    If this Letter of Transmittal is signed by a DTC participant whose name is shown as the owner of the Existing Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Existing Notes.

If the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation of other person acting in a fiduciary representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.

If this Letter of Transmittal is signed by a person who is neither (1) a registered holder nor (2) exchanging Existing Notes for the account of an eligible guarantor institution, the signature of such person must be guaranteed by an eligible guarantor institution.

4.  Special Payment of Issuance and Delivery Instructions.    All Existing Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC, unless the appropriate box on this Letter of Transmittal is checked, in which case the Existing Notes will be returned by crediting the account indicated in such box.

5.  Transfer Taxes.    Except as set forth in this Instruction 5, the Company will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Existing Notes to it or to its order, pursuant to the Exchange Offers. If Existing Notes not tendered are to be registered in the name of any persons other than the registered holder, or if tendered Existing Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such other person will be charged to the registered holder unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

6.  Requests for Assistance or Additional Copies.    Questions relating to the procedures for tendering Existing Notes and delivering proxies and requests for assistance may be directed to the Information Agent, the Exchange Agent, the Dealer Manager and Solicitation Agent or the Solicitation Agent in Argentina at their respective telephone numbers set forth on the last page of this document. Additional copies of the Prospectus and Proxy Solicitation, including the documents incorporated by reference therein, the Letter of Transmittal and copies of the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 or W-8BEN may be obtained from the Information Agent at the address and telephone number set forth below or from your broker, dealer, commercial bank, trust company or other nominee.

* * * IMPORTANT TAX INFORMATION * * *

Under U.S. federal income tax law, a holder whose tendered Existing Notes are accepted for exchange is generally required to provide the Exchange Agent with such holder’s current TIN on IRS Form W-9 or Substitute Form W-9 below. If such holder is an individual, the TIN is his or her Social Security number. If the Exchange Agent is not provided with the correct TIN, the holder or other payee may be subject to a $50 penalty imposed  by the Internal Revenue Service. In addition, any cash payment made to such holder or other payee with respect  to Existing Notes tendered for exchange pursuant to the Exchange Offers may be subject to 28% backup withholding tax.

Backup withholding is not an additional tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service.

Certain holders (including, among others, corporations and certain foreign individuals) are not subject to backup withholding. Non-United States holders must establish their status as exempt recipients from backup withholding, and can do so by submitting to the Exchange Agent a properly completed IRS Form W-8BEN (which is available from the Exchange Agent), signed under penalties of perjury, attesting to such holder’s exempt foreign status.

Purpose of Substitute Form W-9

Unless an exemption from backup withholding is otherwise established with the Exchange Agent, each tendering holder (or other payee) must provide the Exchange Agent with a correct taxpayer identification number (“TIN”), generally the holder’s Social Security or federal employer identification number, and with certain other information, or Substitute Form W-9, which is provided below, and to certify that the holder (or other payee) is not subject to backup withholding. The box in Part 3 of the Substitute Form W-9 may be checked if the tendering holder (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN by the time of payment, the Exchange Agent will withhold 28% on all such payments, if any, until a TIN is provided to the Exchange Agent.

PAYER’S NAME: Telefónica de Argentina S.A.

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number(s) or Employer Identification Number

Part 2—Certification—Under Penalties of Perjury, I certify that:

(1)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Part 3— Awaiting TIN ☐

Certification Instructions—

You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

Signature                                                                                               Date:

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER.

NOTE:	YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable cash payments made to me thereafter will be withheld until I provide a taxpayer identification number.

Signature	Date:

The Company has not authorized any person to give any information or to make any representations other than those contained in the Prospectus and Proxy Solicitation and, if given or made, you must not rely on this information or representation as having been authorized by the Company. The Prospectus and Proxy Solicitation, this Letter of Transmittal and any related documents do not constitute an offer to buy or the solicitation of an offer to sell the New Notes in any circumstance in which the offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer will be deemed to be made on behalf of Telefónica de Argentina S.A. by the Dealer Manager and Solicitation Agent, the Solicitation Agent in Argentina or one or more registered brokers or dealers licensed under the laws of that jurisdiction.

In order to tender, a holder must tender pursuant to DTC’s Automated Tender Offer Program.

The Exchange Agent for the Exchange Offers is:

The Bank of New York

Corporate Trust Operations, Reorganization Unit

101 Barclay Street, Floor 7 East

New York, NY 10286

Tel: 212-815-5098

Fax: 212-815-1915

Attention: Bernard Arsenec

Any questions or requests for assistance or for additional copies of the Prospectus and Proxy Solicitation (including the documents incorporated by reference therein) and Letter of Transmittal or related documents may be directed to the Information Agent, the Dealer Manager and Solicitation Agent or the Solicitation Agent in Argentina at its telephone number set forth below. A holder may also contact the Dealer Manager and Solicitation Agent or the Solicitation Agent in Argentina at its telephone number set forth below or such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers and Proxy Solicitations.

The Information Agent for the Exchange Offers and Proxy Solicitations is:

D.F. King & Co.

48 Wall Street, 22nd Floor

New York, NY 10005

Tel: 212-269-5550

The Dealer Manager and Solicitation Agent for the Exchange Offers

and Proxy Solicitations is:

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Toll free tel: 800-624-1808

Outside of the U.S. tel: 212-761-1893

The Solicitation Agent in Argentina for the Exchange Offers

and Proxy Solicitations is:

BBVA Banco Francés S.A.

Reconquista 199

(C1003ABE) Buenos Aires, Argentina